Exhibit 11(b)

We, Amy L. Domini, President, and Carole M. Laible, Treasurer, of Domini
Institutional Trust, certify that:

1.   This report on Form N-CSR fully complies with the requirements of Section
     13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in this report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of
     Domini Institutional Trust.

Date: October 6, 2004

/s/ Amy L. Domini
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President (Chief Executive Officer)
Domini Institutional Trust

Date: October 6, 2004

/s/ Carole M. Laible
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Treasurer (Chief Financial Officer)
Domini Institutional Trust